Exhibit 99.1

THL Credit, Inc. Announces Pricing of $30 million Stock Issuance and Issues

Letter to Stockholders

BOSTON – April 20, 2020 – On April 20, 2020 THL Credit, Inc. (NASDAQ: TCRD) (the “Company”) sent the following letter to its stockholders to provide notice of its $30 million stock issuance and a business and financial performance update. The full text of the letter follows:

April 20, 2020

Dear Stockholders:

On behalf of the First Eagle Alternative Credit (“FEAC”) team, we hope each of you are safe and healthy in these unprecedented times. Given the uncertainty and volatility in the market, we wanted to take this opportunity to provide an update on TCRD. As you may recall, in December we announced the entry into a definitive agreement with respect to the acquisition of the advisor of THL Credit, Inc. (“TCRD”) by First Eagle Investment Management (“FEIM”). With the support of our private investor base, we were able to quickly close the transaction the following month, in January 2020. At closing, we entered into an interim investment management contract to continue managing TCRD and are proceeding with our special stockholder meeting scheduled for May 28, 2020 (the “Special Meeting”).

We have implemented our existing business continuity policies and transitioned remotely effective mid-March. The team continues to effectively manage all aspects of our business, including TCRD. We are already benefiting from the scale and resources of the larger FEIM asset management platform, including technology, additional origination resources and overall improved competitive positioning. While there is no real certainty on how long current conditions will persist or what shape the rebound will take, we are confident in the experience and capability of our team and the support of our infrastructure to continue to manage the approximately $23 billion in credit assets we have under management. The breadth and scale of our platform at First Eagle positions us to steer beyond these challenging times and continue to support all of our products.

TCRD Update

Today, we announced a net asset value (“NAV”) of TCRD of $5.34 per share as of April 15, 2020 in connection with the pricing of the previously announced $30 million stock issuance at NAV which was priced on April 17, 2020. FEIM committed to purchase $20 million of this issuance and the sellers of TCRD’s advisor committed to purchase the remaining $10 million. As we indicated in our 10-K filing in March and in our preliminary proxy filed this month, subject to contractual and regulatory restrictions, if the contract is approved by stockholders at the Special Meeting, we plan to use the proceeds from this issuance to conduct a tender offer for shares trading at a discount to NAV following the Special Meeting. The tender offer will be at a price determined by TCRD’s board of directors.

The 30% reduction of NAV from December 31, 2019 to April 15, 2020 is sizeable but it is important to note that we are running two distinct portfolios in TCRD: 1) a direct lending portfolio held directly on the balance sheet of TCRD and 2) a highly diversified portfolio of primarily broadly syndicated senior secured first lien loans held off balance sheet in our Logan joint venture (“Logan JV”). The Logan JV had total assets of $348 million with loans to over 120 unique issuers as of December 31, 2019. As a reminder, the Logan JV represents the single largest investment on our balance sheet with our equity valued at $83 million as of December 31, 2019. The Logan JV has historically paid a very attractive return on equity to our stockholders. Unfortunately, the broadly syndicated bank loan market has experienced unprecedented volatility since early March and this volatility alone represents almost half (47%) of the mark down to NAV since year end. As a result, we have been actively managing this portfolio and have opportunistically traded out of select names to reduce leverage. We remain in compliance with the Logan JV’s credit facility and do not anticipate any restrictions as it relates to our ability to continue to pay a dividend on TCRD’s equity position in the Logan JV.

The remaining reduction to NAV relates to investments held directly on our balance sheet and is primarily attributable to the increased credit risk as a result of the COVID-19 crisis. The portfolio companies that have been most impacted thus far are (i) businesses in the travel industry, (ii) businesses with direct correlation to interest rates and (iii) consumer facing businesses that have been forced to shut down due to shelter in place orders. OEM was the largest write down at $0.30 per share. We took aggressive action in the first quarter to manage the cost structure at OEM to position it well to preserve value at the current price. We look forward to providing a further update on OEM on our earnings call on May 8th.

Furthermore, we want to assure you that we continue to make progress on our strategic initiatives set forth in early 2018 to reduce our concentrated positions and reposition TCRD as a diversified senior secured floating rate portfolio. Notwithstanding the foregoing, we anticipate that the size of the portfolio and performance of certain credits will not support the current dividend level of $0.21 per share and expect to announce a lower dividend in early May following our next scheduled board meeting.

Credit Facility Amendment

Earlier this week, we were pleased to announce an amendment to TCRD’s syndicated credit facility led by ING Capital. The above noted mark downs were taken into consideration when setting the new covenant levels, which we believe provide us the needed headroom to run our business, continue to pay a cash dividend and position us to execute the tender offer of shares highlighted above. From a liquidity perspective, the balance sheet of TCRD is well positioned with cash and credit facility availability. We have been conservative in providing undrawn capital commitments to borrowers. Given the uncertainty in the market, many issuers in our portfolio did borrow under their revolvers. TCRD has been and continues to be well capitalized to meet these obligations.

Our Commitment

We believe the new $30 million investment in TCRD by First Eagle and the sellers of TCRD’s advisor shows a collective commitment to TCRD. On a pro forma basis such persons will collectively own approximately 20% of TCRD’s outstanding common stock. As announced previously, subject to the stockholder approval of the new investment management agreement at the Special Meeting, the advisor agreed to waive the management and incentive fees for both the third and fourth quarter of 2020 and are pleased to announce an extension of this fee waiver by FEAC through the first quarter of 2021. The fee waivers are intended to provide support to TCRD during these unprecedented times and we are pleased to be able to do this given the size and scale of the First Eagle platform.

In conclusion, we believe TCRD is positioned to navigate through these unprecedented times. Please stay safe and healthy and we appreciate your continued support.

Sincerely,

Chris Flynn

President and Board Member

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional offices in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC, an investment adviser registered under the Investment Advisers Act of 1940. First Eagle Alternative Credit, LLC is a leading alternative credit manager formed by the combination of THL Credit Advisors LLC with the private credit operations of First Eagle Investment Management, LLC, which acquired THL Credit Advisors LLC on January 31, 2020. For more information on THL Credit, Inc., please visit www.THLCreditBDC.com. For more information on First Eagle Alternative Credit, LLC, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

(617) 790-6070

lvieira@thlcredit.com

Media Contact:

Emily Meringolo

(646) 502-3559

emeringolo@stantonprm.com